UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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THE BANK OF KENTUCKY FINANCIAL CORPORATION

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 371-2340

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 18, 2008

Notice is hereby given that the Annual Meeting of Stockholders of The Bank of Kentucky Financial Corporation (“BKFC”) will be held at the Hilton Hotel, 7373 Turfway Road, Florence, Kentucky 41042, on April 18, 2008, at 5:00 p.m. Eastern Daylight Saving Time (the “Annual Meeting”), for the following purposes:

1.	To elect four directors of BKFC for terms expiring in 2011; however, if Proposal No. 2 is approved, the terms of all directors will expire immediately prior to the election of directors at the next annual meeting and all directors will stand for election annually thereafter;

2.	To approve an amendment to BKFC’s Articles of Incorporation to provide for the annual election of all directors (“Proposal No. 2”);

3.	To ratify the selection of Crowe Chizek and Company LLC as the independent registered public accounting firm of BKFC for the current fiscal year; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

Only stockholders of BKFC of record at the close of business on March 7, 2008, will be entitled to receive notice of and to vote at the Annual Meeting.

BKFC’s Proxy Statement accompanies this notice of the Annual Meeting. Financial and other information about BKFC is contained in the enclosed Annual Report to Stockholders for the fiscal year ended December 31, 2007.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to sign, date and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors

Crestview Hills, Kentucky	Herbert H. Works, Secretary
March 28, 2008

THE BANK OF KENTUCKY FINANCIAL CORPORATION

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 371-2340

PROXY STATEMENT

PROXIES

The Board of Directors of The Bank of Kentucky Financial Corporation, a Kentucky corporation (“BKFC”), is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the 2008 Annual Meeting of Stockholders of BKFC to be held at the Hilton Hotel, 7373 Turfway Road, Florence, Kentucky 41042, on April 18, 2008, at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment or postponement thereof (the “Annual Meeting”). The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	delivering a written notice of revocation to BKFC, Attention: Secretary;

•	delivering a duly executed proxy bearing a later date to BKFC; or

•	attending the Annual Meeting and voting in person.

Proxies may be solicited by the directors, officers and other employees of BKFC in person or by telephone, telecopy, telegraph or mail without additional compensation. The cost of soliciting proxies will be borne by BKFC.

VOTING SECURITIES

Only stockholders of record as of 5:00 p.m., Eastern Daylight Saving Time on March 7, 2008, which is the “Record Date,” will be entitled to vote at the Annual Meeting and will be entitled to cast one vote for each common share of BKFC (“Share”) owned. BKFC’s records disclose that, as of the Record Date, there were 5,646,907 votes entitled to be cast at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election (the “Inspector”) with the assistance of BKFC’s transfer agent. The Inspector will also determine whether or not a quorum is present. The presence, in person or by proxy, of a majority of the issued and outstanding Shares entitled to vote at the Annual Meeting is necessary to establish a quorum at the Annual Meeting. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions and broker non-votes will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

FOR the election of Charles M. Berger, Barry G. Kienzle, John E. Miracle and Mary Sue Rudicill as directors of BKFC for terms expiring in 2011; however, if Proposal No. 2 is approved, the terms of all directors will expire immediately prior to the election of directors at the next annual meeting and all directors will stand for election annually beginning thereafter;

FOR the approval of an amendment to BKFC’s Articles of Incorporation to provide for the annual election of all directors; and

FOR the ratification of the selection of Crowe Chizek and Company LLC (“Crowe Chizek”) as the independent registered public accounting firm of BKFC for the current fiscal year.

The Board of Directors recommends a vote “FOR” all three of these proposals.

This Proxy Statement is first being mailed to stockholders of BKFC on or about March 28, 2008.

VOTE REQUIRED

Election of Directors

At the Annual Meeting, four directors are to be elected for terms expiring in 2011; however, if Proposal No. 2 is approved, the terms of all directors will expire immediately prior to the election of directors at the next annual meeting and all directors will stand for election annually thereafter. The four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy. Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner which are present in person or by proxy but are not voted with respect to the election of directors (“Non-Votes”) are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy. If a stockholder has signed and dated a proxy in the form of the enclosed proxy, but has not voted for the election of directors by marking the appropriate box on the proxy, such person’s Shares will be voted FOR the election of Messrs. Berger and Kienzle, Dr. Miracle and Ms. Rudicill as directors of BKFC for terms expiring in 2011 (unless Proposal No. 2 is approved, providing for the annual election of all directors) and will not be treated as Non-Votes.

Approval of the Amendment to BKFC’s Articles of Incorporation

The affirmative vote of the holders of at least a majority of the votes eligible to be cast in person or by proxy at the Annual Meeting is necessary to approve an amendment to BKFC’s Articles of Incorporation to provide for the annual election of all directors. Non-Votes will have the same effect as a vote against the approval of the amendment. If a stockholder has signed and dated a proxy in the form of the enclosed proxy, but has not voted on the approval of the amendment to the Articles of Incorporation by marking the appropriate box on the proxy, such person’s Shares will be voted FOR the approval of the amendment to the Articles of Incorporation and will not be considered Non-Votes.

Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the independent registered public accounting firm of BKFC for the current fiscal year. The effect of an abstention or a Non-Vote is the same as an “against” vote. If, however, a stockholder has signed and dated a proxy in the form of the enclosed proxy, but has not voted on the ratification of the selection of Crowe Chizek as the independent registered public accounting firm by marking the appropriate box on the proxy, such person’s Shares will be voted FOR the ratification of the selection of Crowe Chizek as the independent registered public accounting firm and will not be considered Non-Votes.

CORPORATE GOVERNANCE

General

BKFC periodically reviews its corporate governance policies and procedures to ensure that it reports results with accuracy and transparency and maintains compliance with the laws, rules and regulations that govern the operation of BKFC and its wholly-owned subsidiary, the Bank of Kentucky, Inc. (the “Bank”). As part of this periodic corporate governance review, the Board of Directors reviews and adopts corporate governance policies and practices for BKFC, as appropriate.

Code of Ethics

All BKFC and Bank employees, including BKFC’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, are required to abide by the Bank’s Code of Ethics (the “Code of Ethics”). Accordingly, BKFC does not maintain a separate code of ethics applicable solely to its principal executive officer, principal financial officer and/or its principal accounting officer or persons performing similar functions. The BKFC Board of Directors believes that this Code of Ethics substantially conforms to the code of ethics required by the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Code of Ethics requires that the Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Bank’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

BKFC will provide a copy of the Code of Ethics without charge to any person upon written request to BKFC at its principal executive office at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, Attention: President.

The Board of Directors - Independence

The Board of Directors has determined that each director other than Messrs. Cain and Zapp are independent within the meaning of Rule 4200(a)(15) of the NASDAQ Stock Market (“NASDAQ”). In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Bank enters into in the ordinary course of its business, and the lease and other arrangements which are disclosed under “Certain Relationships and Related Transactions” in this Proxy Statement.

Meetings and Committees of the Board of Directors

The Board of Directors of BKFC met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 2007. The Board of Directors of the Bank also met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 2007. Each director attended at least 75% of the aggregate of the total meetings of the Boards of Directors and committees on which he or she served.

Compensation Committee

The Compensation Committee of BKFC consisted of Dr. Miracle, Mr. Works and Ms. Rudicill in 2007, each of whom was “independent” as that term is defined in NASDAQ Rule 4200(a)(15). The Compensation Committee met one (1) time in 2007. The Board of Directors of BKFC has not adopted a written charter for the Compensation Committee.

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation, options and incentive compensation awards and plans, and other forms of compensation for the President and Chief Executive Officer (“CEO”) as described in this Proxy Statement. The Compensation Committee makes its recommendations to the Board of Directors, which has final approval of the compensation package for the President and CEO. The Compensation Committee has delegated to the President and CEO the responsibility for setting the compensation of the Treasurer and Assistant Secretary. Mr. Cain and Mr. Works are members of the Board of Directors and receive no compensation for serving as officers of BKFC, but receive the same compensation as other members of the Board of Directors. To date, no compensation consultant has been engaged to assist the Compensation Committee or the Board of Directors in connection with establishing executive compensation. The Compensation Committee also prepares the Compensation Committee Report for inclusion in the BKFC Proxy Statement. The report of the Compensation Committee is set forth in this Proxy Statement under the heading “Compensation Committee Report on Executive Compensation.”

Audit Committee

The Audit Committee of BKFC consisted of Messrs. Humpert, Kienzle and Williams and Ms. Rudicill in 2007, each of whom was “independent” as that term is defined in NASDAQ Rule 4200(a)(15). The Board has determined that each Audit Committee member is financially literate and has determined that Mr. Kienzle is an “audit committee financial expert” as defined under Securities and Exchange Commission rules and regulations by virtue of his background and experience. The Audit Committee met 15 times in 2007. The Audit Committee of BKFC also serves as the Audit Committee for the Bank. The Board of Directors of BKFC has adopted a written charter for the Audit Committee, a copy of which was included as Exhibit B to BKFC’s proxy statement filed with the SEC on March 23, 2007. The responsibilities of the Audit Committee include the following:

•	retaining an independent registered public accounting firm to conduct the annual audit of BKFC’s consolidated financial statements and internal control over financial reporting;

•	reviewing the proposed scope of the audits of the independent registered public accounting firm and BKFC’s internal auditors;

•	reviewing the results of the audits performed by the independent registered public accounting firm and BKFC’s internal auditors;

•	reviewing BKFC’s accounting and financial controls with the independent registered public accounting firm and BKFC’s internal audit, financial and accounting staff;

•	overseeing the accounting and financial reporting processes of BKFC and its subsidiary;

•	instituting procedures for the receipt, retention and treatment of complaints received by BKFC regarding accounting, internal accounting controls or auditing matters; and

•	assisting the Board of Directors in the oversight of:

•	the integrity of BKFC’s consolidated financial statements and the effectiveness of BKFC’s internal control over financial reporting;

•	the performance of BKFC’s independent registered public accounting firm and internal auditors;

•	the independent registered public accounting firm’s and internal auditors’ qualifications and independence; and

•	the legal compliance and ethics programs established by management and the full Board.

The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors. The report of the Audit Committee required by the rules of the SEC is included in this Proxy Statement. See “Proposal No. 3: Ratification of Independent Registered Public Accounting Firm—Audit Committee Report.”

Nominating Committee

The Board of Directors of BKFC currently does not have a committee performing the function of a nominating committee. The entire Board of Directors of BKFC acts as a nominating committee for selecting nominees for election as directors. As a result, there is no written charter for a nominating committee.

The Board of Directors of BKFC believes it is appropriate for BKFC not to have a standing nominating committee because eight of the ten members of the Board of Directors are independent within the meaning of NASDAQ Rule 4200(a)(15). The Board of Directors believes that, given that such a high percentage of the directors are independent, allowing the full Board of Directors to act as a nominating committee does not permit the management directors to exercise undue control over the director nomination process. Moreover, the Board of Directors believes that all of the directors, including the management directors, have significant expertise in the operations and needs of BKFC and its Board of Directors, and have valuable insights to offer regarding the value that qualified directors can bring to BKFC.

In its deliberations, the BKFC Board of Directors, functioning as a nominating committee, considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs. Any nominee for director chosen by the Board of Directors, acting as a nominating committee, must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies, the Board solicits its then current directors for the names of potential qualified candidates. Moreover, the Board may ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Board would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as director of BKFC.

BKFC’s By-Laws set forth procedures that must be followed by stockholders seeking to make nominations for directors. In accordance with Section 3.3 of the By-Laws, nominees for election as directors may be proposed only by the directors or by a stockholder entitled to vote for directors if such stockholder has submitted a written nomination to the Secretary of BKFC by the later of the November 30th immediately preceding the annual meeting of stockholders or the sixtieth day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors (unless the annual meeting is not held on or before the thirty-first day following such anniversary, in which case such written notice must be submitted no later than the close of business on the seventh day following the day on which the notice of the annual meeting is mailed to stockholders). Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Shares owned either beneficially or of record by each such nominee and the length of time such Shares have been owned. In the event a stockholder has submitted a proposed nominee, the Board would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Board of Directors would evaluate nominees for director recommended by the Board of Directors.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of BKFC’s Shares as of March 7, 2008 by:

•	each person who is known to BKFC to own beneficially more than 5% of BKFC’s Shares;

•	each of BKFC’s directors;

•

the Chief Executive Officer and Treasurer of BKFC (together, the “Named Executive Officers,” as there were no other “executive officers” as defined by SEC regulation who received a total annual compensation package in excess of $100,000 for fiscal year 2007); and

•	all current Named Executive Officers and directors as a group.

All Shares are owned with sole voting and investment power by each person listed, unless otherwise indicated by a footnote. The shares of common stock subject to options currently exercisable or exercisable within 60 days of March 7, 2008 are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. The address of each beneficial owner is c/o BKFC, at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, unless otherwise indicated by footnote.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Shares Outstanding
Directors & Executive Officers
Charles M. Berger	71,295	(1)	1.26%
Rodney S. Cain	888,223	(2)	15.68
Harry J. Humpert	52,907	(3)	*
Barry G. Kienzle	13,640	(4)	*
John E. Miracle	122,566	(5)	2.16
Mary Sue Rudicill	92,190	(6)	1.63
Ruth M. Seligman-Doering	125,938	(7)	2.22
John P. Williams, Jr.	29,565	(8)	*
Herbert H. Works	51,115	(9)	*
Robert W. Zapp	213,637	(10)	3.75
Martin J. Gerrety	10,416	(11)	*

All directors, nominees and executive officers of BKFC as a group (11 persons)	1,671,492		28.51%

Beneficial Owners Holding More than 5%
Estate of R. C. Durr(12)	948,874		16.76%

Footnotes on next page.

*	Less than 1%
(1)	Includes 6,378 Shares held jointly by Mr. Berger and his spouse, 12,638 Shares held by Mr. Berger’s spouse and sons, 15,000 Shares held by Berger-Collins L.L.C., of which Mr. Berger is the managing member, and 27,500 Shares that may be acquired upon the exercise of options.
(2)	Includes 861,452 Shares owned jointly by Mr. Cain and his spouse and 17,500 Shares that may be acquired upon the exercise of options.
(3)	Includes 14,238 Shares owned by Mr. Humpert’s wife and 16,000 Shares that may be acquired upon the exercise of options.
(4)	Includes 3,474 Shares owned by Mr. Kienzle’s spouse and 3,000 Shares that may be acquired upon the exercise of options.
(5)	Includes 36,896 Shares owned by Dr. Miracle’s spouse, 7,800 Shares owned jointly by Dr. Miracle and his wife, and 17,500 Shares that may be acquired upon the exercise of options.
(6)	Includes 10,750 Shares owned jointly by Ms. Rudicill and her spouse, 13,500 Shares owned by Belleview Sand and Gravel, Inc., of which Ms. Rudicill is Chairman and which is owned by Ms. Rudicill and her spouse, and 17,500 Shares that may be acquired upon the exercise of options.
(7)	Includes 108,338 Shares held in trust, of which Ms. Seligman-Doering is the trustee, and 17,500 Shares that may be acquired upon the exercise of options.
(8)	Includes 26,500 Shares that may be acquired upon the exercise of options.
(9)	Includes 2,000 Shares owned by Boone-Kenton Lumber, of which Mr. Works is the President and owner, and 17,500 Shares that may be acquired upon the exercise of options.
(10)	Includes 43,715 Shares owned jointly by Mr. Zapp and his spouse, 3,948 Shares held by Mr. Zapp’s spouse as custodian for Mr. Zapp’s children, 42,952 Shares owned by Mr. Zapp’s spouse and 48,260 Shares that may be acquired upon the exercise of options.
(11)	Includes 3,366 shares held by Mr. Gerrety’s spouse and 6,500 Shares that may be acquired upon the exercise of options.
(12)	Mr. Durr, a director and Chairman Emeritus of the Board of Directors, passed away on May 21, 2007. The address of the estate is c/o Ziegler & Schneider, PSC, 541 Buttermilk Pike, Suite 500, Covington, Kentucky 41017. Includes 13,500 Shares that may be acquired upon the exercise of options.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting to serve until the annual meeting of stockholders in 2011 or until their respective successors are elected or appointed. The Board of Directors of BKFC currently consists of ten directors, divided into three classes each serving three years. If Proposal No. 2 concerning the declassification of the Board of Directors is approved by stockholders, then the terms of all of BKFC’s directors will expire immediately prior to the election of directors at BKFC’s next annual meeting. Proposal No. 2 is described on pages 8 and 9 of this Proxy Statement.

David E. Meyer whose term would have expired in 2008 resigned from the Board of Directors effective January 31, 2007. In accordance with BKFC’s By-Laws, any vacancy on the Board of Directors may be filled by the Board of Directors for the remainder of the full term of the directorship. On February 16, 2007, the Board of Directors appointed Barry G. Kienzle as a director of BKFC to fill the vacancy created by Mr. Meyer’s resignation for the remainder of Mr. Meyer’s term. Mr. R. C. Durr, a director and Chairman Emeritus of the Board of Directors, passed away on May 21, 2007. Mr. Durr had served as a director of BKFC since its inception in 1994 and of the Bank since its inception in 1990. He had also previously served as the Chairman of both BKFC and the Bank from each of their inceptions until 2003. We have not filled the vacancy created by Mr. Durr’s death to date. Each of the directors of BKFC is also a director of the Bank.

If any nominee is unable to stand for election, the proxies will be voted for such substitute as the Board of Directors recommends. As of the date of mailing this Proxy Statement, the Board of Directors knows of no reason why any nominee would be unable to serve if elected.

Information regarding the nominees for election and continuing directors is provided below. The age indicated for each individual is as of March 7, 2008. Unless otherwise stated, the indicated period of service as a director includes service as a director of the Bank. There are no family relationships among directors or executive officers of BKFC.

Nominees for the Board of Directors

Name	Age	Position Held
Charles M. Berger	55	Director
Barry G. Kienzle	56	Director
John E. Miracle	65	Director
Mary Sue Rudicill	64	Director

Charles M. Berger has served as a director of both BKFC and the Bank since April 2002. Mr. Berger has been the President of Bilz Insurance Agency in Covington, Kentucky since 1990.

Barry G. Kienzle was appointed by the Board of Directors in February 2007 to fill the vacancy created by the resignation of David E. Meyer. Mr. Kienzle is the Senior Vice President and Chief Financial Officer (“CFO”) of Paul Hemmer Companies and has been employed by that company since 1987.

John E. Miracle, D.M.D., has served as a director of BKFC since its inception in 1994 and of the Bank since 1991. Dr. Miracle had a private dental practice for 30 years and retired from practice in September 1999.

Mary Sue Rudicill has served as a director of BKFC since its inception in 1994 and of the Bank since 1991. Ms. Rudicill has been the Chairman of Belleview Sand and Gravel, Inc. and Gravelview Trucking Company for 15 years.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all nominees named above.

Continuing Directors

Name	Age	Position(s) Held	Term Expires
Harry J. Humpert	82	Director	2009
John P. Williams, Jr.	67	Director	2009
Herbert H. Works	79	Secretary and Director	2009
Robert W. Zapp	56	President, CEO and Director	2009
Rodney S. Cain	69	Chairman and Director	2010
Ruth M. Seligman-Doering	67	Director	2010

Harry J. Humpert has served as a director of BKFC and the Bank since 1995. Mr. Humpert is the President of Humpert Enterprises, Inc., a company that operates Klingenberg’s Hardware and Paint in Covington, Kentucky and has been employed by that company for the last 50 years.

John P. Williams, Jr. has served as a director of BKFC and the Bank since 2003. Mr. Williams retired as the President and CEO of the Greater Cincinnati Chamber of Commerce after serving in that position for over 16 years. Prior thereto, he was a partner of the law firm of Taft, Stettinius & Hollister in Cincinnati, Ohio.

Herbert H. Works has served as a director of BKFC since its inception in 1994 and a director of the Bank since 1992. Since 2003, Mr. Works has served as the Secretary of both BKFC and the Bank. Mr. Works is the President of Boone-Kenton Lumber and has been employed by that company for the last 26 years.

Robert W. Zapp has served as a director of BKFC since its inception in 1994 and a director of the Bank since its inception in 1990. Mr. Zapp is the President and CEO of the Bank and BKFC and has served in that capacity since each of their inceptions. Prior to that, Mr. Zapp was the President of Fifth Third Bank of Kenton County, formerly Security Bank, and resigned as President of such institution in order to participate in the organization of the Bank.

Rodney S. Cain has served as a director of BKFC since its inception in 1994 and of the Bank since its inception in 1990. Mr. Cain is currently the Chairman of both BKFC and the Bank. From 1990 to 2003, Mr. Cain served as Secretary of both BKFC and the Bank. Mr. Cain is the Chairman and CEO of Wiseway Supply and has been employed by that company since 1972.

Ruth M. Seligman-Doering has served as a director of BKFC since its inception in 1994 and of the Bank since its inception in 1990. Ms. Seligman-Doering is currently a director of Charles Seligman Distributing Company, Inc., and has also been its President and CEO since 1992.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO BKFC’S ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

BKFC’s Board of Directors has approved, and recommends your approval of, an amendment to BKFC’s Articles of Incorporation that would provide for the elimination of the classification of the Board and the annual election of all directors.

BKFC’s Board of Directors is currently divided into three classes, and members of each class are elected to serve for staggered three-year terms. If this proposal is approved, all directors will be elected annually beginning at the next annual meeting. The terms of all directors automatically will expire immediately prior to the election of directors at the next annual meeting.

The amendment is the result of the Board’s ongoing review of BKFC’s corporate governance policies. In making its recommendation, the Board carefully considered the advantages of both classified and declassified board structures. A classified board of directors can promote continuity and enhance the stability of the board, encourage a long-term perspective on the part of directors and reduce a company’s vulnerability to coercive takeover tactics. The Board recognized these advantages but concluded that they were outweighed by the advantages of the stockholders’ ability to evaluate all directors annually and of BKFC’s adoption of a structure that is considered by many investors to be a “best practice” in corporate governance, as classified boards are considered to reduce directors’ accountability to stockholders.

Consequently, the Board of Directors concluded that an amendment of BKFC’s Articles of Incorporation to declassify the Board is in the best interests of BKFC and BKFC’s stockholders. The Board of Directors has also approved conforming amendments to BKFC’s By-laws that would automatically take effect upon shareholder approval of the proposed amendments to BKFC’s Articles of Incorporation.

If the proposal is approved, each director elected at the annual meeting to be held April 18, 2008 will hold office until the next annual meeting. Immediately prior to the election of directors at the 2009 annual meeting, all directors’ terms automatically will expire. Beginning at the 2009 annual meeting, all directors will be elected annually. If the proposal is not approved, the Board of Directors will remain classified and the directors elected at the 2008 annual meeting will serve as described on pages 6 and 7 of this Proxy Statement.

The affirmative vote of the holders of at least a majority of shares of BKFC’s outstanding common stock will be required for approval of the proposal. Such approval of the amendment will cause Article Sixth of the Articles of Incorporation to be amended in its entirety. A copy of Article Sixth as it is proposed to be amended is attached to this proxy statement as Exhibit A. If approved, the amendment will become effective upon filing with the Secretary of State of the Commonwealth of Kentucky, which BKFC intends to do promptly following the approval of the amendment by stockholders at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the amendment of BKFC’s Articles of Incorporation to eliminate the classified board.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Crowe Chizek as the independent registered public accounting firm of BKFC and the Bank for the current fiscal year. Crowe Chizek has been the auditor of BKFC since 1995. In the event that ratification of this selection of independent registered public accounting firm is not approved by a majority of the Shares voting thereon, the Audit Committee will review its future selection of auditors.

Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the independent registered public accounting firm of BKFC for the current fiscal year. The effect of an abstention or a Non-Vote is the same as an “against” vote. If, however, a shareholder has signed and dated a proxy in the form of the enclosed proxy, but has not voted on the ratification of the selection of Crowe Chizek as the independent registered public accounting firm by marking the appropriate box on the proxy, such person’s Shares will be voted FOR the ratification of the selection of Crowe Chizek as the independent registered public accounting firm and will not be considered Non-Votes.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Crowe Chizek as the independent registered public accounting firm of BKFC for the current fiscal year.

Fees

Aggregate fees for professional services rendered for BKFC and the Bank by Crowe Chizek for the years ended December 31, 2007 and 2006 are described below. While the Audit Committee has not established pre-approval policies and procedures with respect to engagement of accountants to render audit or non-audit services, all auditing services and non-audit services provided by Crowe Chizek for the years ending December 31, 2007 and 2006 have been approved by the Audit Committee.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the BKFC annual consolidated financial statements as of and for the years ended December 31, 2007 and 2006, the audit of management’s assertion on internal control over financial reporting as of December 31, 2007 and 2006, and the reviews of the financial statements included in the BKFC Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2007 and 2006 were $240,000 and $234,000, respectively, which were paid or expected to be paid to Crowe Chizek.

Audit Related Fees

The aggregate fees billed to BKFC for assurance related services by Crowe Chizek for the fiscal years ended December 31, 2007 and 2006 were $5,075 and $10,225, respectively. The fees included assistance on various accounting issues in 2007 and 2006.

Tax Fees

The aggregate fees billed for tax services by Crowe Chizek for the fiscal years ended December 31, 2007 and 2006 were $35,375 and $6,075, respectively. Such fees were for tax return preparation and other tax services. For the 2007 fiscal year, this amount included tax consultations related to the acquisition of FNB Bancorporation.

All Other Fees

The aggregate fees billed for professional services rendered by Crowe Chizek for all other products and services provided for the fiscal years ended December 31, 2007 and 2006 were $1,399 and $23,349, respectively. The services in 2006 included a compliance review.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing and reviewing the work of the independent registered public accounting firm and setting the independent registered public accounting firm’s compensation. In accordance with its charter, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to BKFC or the Bank and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. During the year ended December 31, 2007, all services were approved in advance by the Audit Committee in compliance with these procedures.

Audit Committee Report

BKFC’s management is responsible for BKFC’s internal control over financial reporting and for preparation of BKFC’s consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of BKFC’s internal control over financial reporting and consolidated financial statements and issuing an opinion on the effectiveness of internal control over financial reporting and conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees BKFC’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that BKFC’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication With Audit Committees”), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”) and has discussed with the independent registered public accounting firm the auditors’ independence from BKFC and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with BKFC’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit’s examination, their evaluation of BKFC’s consolidated financial statements and internal control over financial reporting, and the overall quality of BKFC’s financial reporting process and required communications discussed above.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of BKFC’s management, which has the primary responsibility for the financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of BKFC’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that BKFC’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of BKFC’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that BKFC’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referenced above, the Audit Committee recommends to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in BKFC’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. Subject to shareholder ratification, the Audit Committee has selected BKFC’s independent registered public accounting firm for the fiscal year ended December 31, 2008.

Harry J. Humpert

Barry G. Kienzle

Mary Sue Rudicill

John P. Williams, Jr.

EXECUTIVE OFFICERS

The executive officers of BKFC as of the date of this Proxy Statement are listed below. All executive officers hold office until their successors are appointed. Executive officers are appointed annually by the Board of Directors.

Name	Age	Position
Rodney S. Cain	69	Chairman
Robert W. Zapp	56	President and Chief Executive Officer
Herbert H. Works	79	Secretary
Martin J. Gerrety	44	Treasurer and Assistant Secretary

Biographical information regarding each of these executive officers, except Mr. Gerrety, is set forth above, in “Proposal No. 1: Election of Directors.”

Martin J. Gerrety was Senior Vice President and CFO of Peoples Bank of Northern Kentucky from 1996 until 2002. He has served as both Treasurer and Assistant Secretary of BKFC since May 2003, and as Senior Vice President, CFO of the Bank since 2002 until July of 2005 and as Executive Vice President, CFO of the Bank since July of 2005.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains BKFC’s compensation philosophy, policies and practices with respect to the President and CEO, and Treasurer and Assistant Secretary, both of whom are referred to collectively as the “Named Executive Officers.”

Responsibility for Executive Compensation Program

The Compensation Committee of the Board of Directors is responsible for establishing compensation policies with respect to the President and CEO, whose compensation is listed in the “Executive Compensation—Summary Compensation Table” on page 16 below, and overseeing his compensation. The Compensation Committee has delegated to the President and CEO the responsibility for setting the compensation for BKFC’s Treasurer and Assistant Secretary.

Compensation Objectives

The Compensation Committee seeks to achieve three broad goals in connection with the compensation program and decisions regarding the President and CEO. First, the Compensation Committee structures his compensation program in a manner that the Compensation Committee believes will enable BKFC and the Bank to retain the President and CEO. Second, the Compensation Committee establishes his compensation program to reward him for the achievement of business objectives of BKFC and the Bank. Finally, the compensation program for the President and CEO is intended to provide him with an equity interest in BKFC so as to link a portion of his compensation with the performance of BKFC’s common stock.

Neither BKFC nor the Bank have entered into employment agreements or separate change-of-control or severance agreements with the Named Executive Officers in connection with BKFC and the Bank’s compensation programs because BKFC does not favor treatment of the Named Executive Officers in those circumstances beyond that provided for employees generally.

Compensation Components

The key components of the compensation program for the Named Executive Officers consist of a base salary, a performance-based cash bonus plan and participation in various performance-based and other compensation plans, including BKFC’s 1997 and 2007 Stock Option Plans, Pension Plan, Contribution Plan and Insurance Plan, as further described below.

In determining annual base salary and performance-based compensation, such as cash bonuses, the Compensation Committee believes that establishing performance-based goals for the Bank provides an opportunity to align awards with performance. The Compensation Committee recommended, and the Board of Directors approved, in January 2004 a Compensation Policy for the President and CEO which provides that the base salary for the President and CEO will be established from year to year by the Board of Directors but that for the calendar years 2004 through 2007, the President and CEO will be entitled to a variable cash bonus of up to 49% of his base salary for each such year based upon the Bank’s achievement of levels of return on equity (“ROE”), return on assets (“ROA”) and asset growth (collectively, the “Criteria”). At the end of each of the calendar years 2004 through 2007, the Compensation Committee reviewed the past year’s performance by the President and CEO in light of these Criteria and also reviewed any matters which may have occurred during the prior year that represented extraordinary services or accomplishments by the President and CEO or any extraordinary matters which were beyond the President and CEO’s control having a negative effect on the Criteria. Based upon the foregoing, the Compensation Committee formulates its recommendations pertaining to the President and CEO and submits them for approval by the Board of Directors. In establishing the compensation for the Treasurer and Assistant Secretary, the President and CEO utilizes substantially the same performance-based goals as the Compensation Committee has established for the President and CEO, as set forth in the Criteria.

The key components of BKFC’s executive compensation program are set forth in greater detail below.

Base Salary. BKFC’s base salary program is designed to provide a competitive base salary to management and other employees. The salary levels of all employees, including the Named Executive Officers, are set to reflect the duties and levels of responsibilities inherent in the position and the competitive conditions in the banking business in BKFC’s market area. Comparative salaries paid by peer financial institutions are considered in establishing the salary for a given position. Particularly in establishing the CEO’s base salary, the Compensation Committee utilizes surveys prepared by trade groups and other independent sources of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. The base salary for the CEO is reviewed annually by the Compensation Committee, taking into account the competitive level of pay as reflected in the surveys consulted. In setting base salaries, the Compensation Committee also considers a number of factors relating to the individual, including individual performance, historic salary levels, general market conditions, job responsibilities, level of experience, ability and knowledge of the position and complexity of BKFC’s operations. These factors are considered in the aggregate and none of the factors are accorded a specific weight. The base salary for the Treasurer and Assistant Secretary was established by the CEO based substantially upon the same compensation criteria described above for the CEO. See “Executive Compensation—Summary Compensation Table” for base salaries paid to the Named Executive Officers during the 2007 fiscal year.

Bonus Plan. BKFC’s bonus plan provides the Named Executive Officers with additional incentive to attain company-wide financial objectives and individual performance goals. The bonus potential can range from 0% to 49% of an executive’s base salary, depending on the level of the executive, and actual awards can range from 0% to 100% of this target, depending on BKFC’s financial performance and individual performance. The Compensation Committee establishes a “threshold” and a “target” for each measure, taking into account the annual budget and management’s strategic objectives for the year, as well as a “weight” that will determine the degree to which the measure will affect the amount of the bonus award. The Compensation Committee, in connection with its annual performance review of the Named Executive Officers, considers making discretionary bonus awards under this program. See “Executive Compensation—Summary Compensation Table” for bonuses paid to the Named Executive Officers during the 2007 fiscal year.

Long-Term Equity Incentive Compensation Program. BKFC’s long-term incentive compensation consists entirely of stock option awards to purchase shares of BKFC’s common stock. Both of BKFC’s 1997 Stock Option and Incentive Plan (the “1997 Stock Option Plan”) and 2007 Stock Option and Incentive Plan (the “2007 Stock Option Plan”), which were previously approved by stockholders, encourage directors, officers, managerial and key employees to focus on the long-term growth of BKFC and the Bank since the value of these awards depends on their performance and BKFC’s future stock value. The 1997 Stock Option Plan expired on March 21, 2007 and was replaced with the 2007 Stock Option Plan, which was adopted by the Board of Directors on March 16, 2007 upon the recommendation of the Compensation Committee, and approved by stockholders at BKFC’s 2007 Annual Meeting on April 20, 2007. Both plans were designed to be administered by a committee composed of members of the Board of Directors of BKFC (a “Stock Option Committee”). The Stock Option Committee determines the proportions and terms of stock option grants. In deciding to award options, the Stock Option Committee considers a number of factors, including the number of options outstanding or previously granted and the aggregate size of current awards. All stock options that have been granted have an exercise price equal to the fair market value of BKFC’s common stock at the time of grant and are exercisable within a 10-year period.

The 2007 Stock Option Plan provides that up to a maximum of 1,200,000 shares of BKFC’s common stock (subject to certain adjustments such as stock splits, stock dividends or recapitalizations) are available for issuance thereunder. Of these shares, options for up to 360,000 shares may be awarded to non-employee directors and non-employee officers, and options for up to 840,000 shares may be awarded to employees. No more than 25% of the shares subject to options may be awarded to any individual who is an employee of the Company, no more than 5% of such shares may be awarded to any director or officer who is not an employee, and no more than 30% of such shares may be awarded to non-employee directors and non-employee officers in the aggregate. During fiscal year 2007, 110,700 stock options were granted to 80 individuals, of which 96,700 were granted pursuant to the 1997 Stock Option Plan and 14,000 were granted pursuant to the 2007 Stock Option Plan.

Retirement Benefits. BKFC’s 401(k) plan has proven to be an important retention tool for BKFC and the Bank. The 401(k) plan is a broad-based tax-qualified defined contribution plan that provides employees with valuable retirement benefits. Under the 401(k) plan, we provide participants with the opportunity to defer up to 15.5% of their compensation for retirement.

Effective September 1, 2003, the Bank’s Board of Directors adopted The Bank of Kentucky, Inc. Executive Private Pension Plan (the “Pension Plan”) to provide supplemental retirement income for eligible employees. The Pension Plan is a defined benefit pension plan which covers any person employed by the Bank who is determined by the Bank to be a member of management and who is designated as an eligible employee under the Pension Plan.

Eligible employees are entitled to receive a pension benefit of 30% of their “final average compensation” if employment is terminated on or after the date on which the eligible employee turns 65. The term “final average compensation” is defined to mean the annual adjusted compensation of a participant averaged over the five consecutive plan years from the date of participation which produces the highest annual average, provided that if the participant has less than five consecutive plan years of service, final average compensation will be based on adjusted compensation for those years of service from the date of employment to the date of termination. The benefits under the Plan shall be paid in the form of an immediate 15-year term annuity. There are 13 employees of the Bank who are considered to be eligible employees of the Pension Plan, all of whom participate in the Pension Plan, including Messrs. Zapp and Gerrety.

Other Compensation. Effective September 1, 2003, the Board of Directors of the Bank adopted an Executive Deferred Contribution Plan (the “Contribution Plan”) providing certain employees an opportunity to defer the receipt of compensation pursuant to Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”). The Contribution Plan is intended as an unfunded arrangement for the benefit of a select group of management employees. The Contribution Plan allows participants to defer a portion of their annual compensation into a deferred compensation account which is deemed to be invested among such categories of investments as may be made available under the Contribution Plan, with the participant’s account being credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments.

Employees are provided with coverage under medical, life insurance and disability plans on terms consistent with industry practice. Other coverage such as dental insurance is available to employees on a voluntary basis. Employees are provided with access to a flexible spending plan which allows employees to set aside pre-tax dollars to pay for certain benefits.

Effective September 1, 2003, the Board of Directors of the Bank adopted a Group Insurance Endorsement Plan (the “Insurance Plan”) to supplement insurance death protection to certain employees. The Insurance Plan provides a death benefit to the policy’s beneficiaries equal to two times such participant’s annual salary for the year of his or her death.

Detailed information regarding other compensation is provided in footnote 2 to the Summary Compensation Table on page 16 below. In general, BKFC believes that perquisites should not constitute a consequential portion of any executive officer’s compensation. No executive received perquisites in excess of $10,000.

Tax and Accounting Considerations

In consultation with advisors, we evaluate the tax and accounting treatment of each of BKFC’s compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on BKFC. BKFC’s analysis includes a review of recently adopted and pending changes in tax and accounting requirements. During fiscal 2007, we continued to consider the implications of significant developments in the tax and accounting area, one of which is the new rule under Section 409A of the Code applicable to nonqualified deferred compensation. If necessary, we intend to amend any plans and agreements in order to comply with the new rules under Section 409A of the Code.

Section 162(m) of the Code limits the Bank’s Federal income tax deduction for certain executive compensation in excess of $1 million paid to the CEO and other Named Executive Officers. The $1 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. The Compensation Committee recognizes the possibility that if the amount of the base salary of a Named Executive Officer, and other compensation not described in the preceding paragraph, exceeds $1 million, it may not be fully deductible for Federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

Stock Compensation Grant and Award Practices

The Stock Option Committee has been delegated the responsibility for making stock option grants to directors, officers and employees of BKFC and the Bank. The Stock Option Committee considers whether to make stock option grants on an annual basis, typically in conjunction with the annual review process for potential recipients. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Stock Option Committee considers the recommendations of the Compensation Committee with respect to awards to the CEO and recommendations of the CEO with respect to awards contemplated for his subordinates.

As a general matter, the Stock Option Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or the stock option exercise prices. Similarly, BKFC has never timed the release of material non-public information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under Federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

The exercise price for all of BKFC’s stock option grants is based solely by reference to the applicable provisions of the stock plans. Under BKFC’s current plan, approved by stockholders in 2007, the exercise price of a stock option is equal to the average of the highest and lowest selling price on the Over-the-Counter Bulletin Board on the date such stock option is granted, or if there were no sales on such date, then on the next prior business day on which there was a sale.

Stock Ownership Requirements

BKFC has not adopted formal stock ownership requirements for the Named Executive Officers and members of the Board of Directors. As a practical matter, the Named Executive Officers and directors hold significant interests of BKFC stock, which they have accumulated primarily through individual purchases and receipt of stock option awards.

Compensation for the Named Executive Officers in 2007

Chief Executive Officer Compensation. In determining Mr. Zapp’s compensation for fiscal 2007, the Compensation Committee focused on BKFC’s financial performance during the year, the number of initiatives begun, expanded or completed by BKFC and the Bank, competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level and the importance of retaining a President and CEO with the strategic, financial and leadership skills to insure BKFC’s continued growth in the foreseeable future. Mr. Zapp earned a bonus of $113,750 for the 2007 fiscal year, which represents a sum equal to 35% of his 2007 base salary. Under the bonus plan for Mr. Zapp, he was eligible to earn a bonus of 0% to 49% of his base salary based on BKFC’s achievement of financial performance targets.

Mr. Zapp’s potential bonus was based on the extent to which BKFC achieved financial performance targets established by the Board of Directors of the Bank as proposed by the Compensation Committee. If a lesser threshold amount for a performance target was not achieved, no portion of the bonus eligible for that target would be paid. Mr. Zapp’s potential bonus was based on financial performance targets for ROE, ROA and asset growth as compared to fiscal year 2006.

Mr. Zapp also received stock option grants totaling 10,000 options over the course of 2007.

Treasurer Compensation. The base salary for Mr. Gerrety is set by the President and CEO in a manner consistent with the base salary guidelines applied to the President and CEO. In general, the CEO considers the Bank’s financial performance, peer group financial performance and compensation survey data when making decisions regarding other executive officers’ compensation, including salary, bonus and awards under the 1997 Stock Option Plan. Mr. Gerrety participates in BKFC’s benefit plans. Under the BKFC bonus plan, Mr. Gerrety was also eligible to earn a bonus up to 35%.

The potential bonus for Mr. Gerrety was based on the extent to which BKFC achieved financial performance targets established by the Board of Directors for the CEO. If a lesser threshold amount for a performance target was not achieved, no portion of the bonus eligible for that target would be paid.

Mr. Gerrety’s potential bonus for 2007 was based on targets for ROE, ROA and asset growth as compared to fiscal year 2006.

Mr. Gerrety also received stock option grants totaling 3,000 options over the course of 2007.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by BKFC in 2007 and 2006 to BKFC’s Chief Executive Officer and its Treasurer and Assistant Secretary, whose total compensation exceeded $100,000 for fiscal year 2007 (the “Named Executive Officers”). BKFC’s executive officers are compensated by BKFC’s subsidiary, the Bank. Except for the Named Executive Officers, no executive officer of BKFC received more than $100,000 in total compensation payments from the Bank during the year ended December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Robert W. Zapp(3) President and CEO	2007 2006	$325,000 292,000	$113,750 87,500	$110,811 118,085	$86,728 77,305	$26,378 25,863	$662,667 600,753

Martin J. Gerrety(4) Treasurer and Assistant Secretary	2007 2006	$141,450 135,200	$35,425 28,392	$24,586 19,617	$18,147 16,175	$10,033 10,908	$229,641 210,292

(1)	The amounts in Option Awards reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with Statement of Financial Accounting Standard No. 123(R) (Share-Based Payment), of stock option awards and thus includes amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in Note 11 “Stock-Based Compensation” to the Company’s audited financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2008.
(2)	The amounts specified in the “All Other Compensation” column for 2007 include the following:

Name	Perquisites & Other Personal Benefits(a) ($)	Bank Contributions to Profit Sharing Plan ($)	Bank Matching Contributions to 401(k) Plan ($)	Life Insurance Premiums ($)	Total All Other Compensation ($)
Robert W. Zapp	$9,720	$8,690	$5,250	$2,718	$26,378
Martin J. Gerrety	—	6,832	2,829	372	10,033

(a)	Other benefits for Mr. Zapp included $5,895 in country club dues and $3,825 for personal use of an automobile.
(3)	Salary includes deferral of $39,000 at the direction of Mr. Zapp pursuant to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan.
(4)	Salary includes deferral of $1,300 at the direction of Mr. Gerrety pursuant to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan.

Grants Of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)

Robert W. Zapp	1/19/2007	10,000	(2)	26.25	95,200
Martin J. Gerrety	1/19/2007	3,000	(3)	26.25	28,560

Footnotes on next page.

(1)	The amounts in this column reflect the grant date fair value associated with the award as determined in accordance with Statement of Financial Accounting Standard No. 123(R) (Share-Based Payment). Assumptions used in the calculation of this value are included in Note 11 “Stock-Based Compensation” to the Company’s audited financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2008.
(2)	The shares underlying these options were issued under the 1997 Stock Option Plan and vest as follows: 6,200 shares on January 19, 2007 and 3,800 shares on January 1, 2017.
(3)	The shares underlying these options were issued under the 1997 Stock Option Plan, vesting over a five-year period in equal installments, beginning on the first anniversary of the award date.

Stock Option Plans

At the 1997 Annual Meeting of Stockholders of BKFC, the stockholders approved the 1997 Stock Option Plan, providing for the award of options to purchase up to 1,080,000 Shares. All of the awards reflected above in the “Grants of Plan-Based Awards” table were pursuant to the 1997 Stock Option Plan. Options to purchase 599,575 Shares were outstanding as of December 31, 2007 under this Plan. The outstanding options have exercise prices ranging from $8.17 to $31.90 and were granted to directors, officers and employees of BKFC and the Bank. In fiscal year 2007, options to purchase a total of 13,325 Shares were forfeited and 43,253 Shares were acquired upon the exercise of options. All of the numbers of Shares contained in this paragraph are adjusted for stock dividends issued in 1997, 1998 and 1999. The 1997 Stock Option Plan expired on March 21, 2007.

On March 16, 2007, upon the recommendation of the Compensation Committee, the Board of Directors of BKFC adopted the 2007 Stock Option Plan, which was approved by BKFC stockholders at BKFC’s 2007 Annual Meeting on April 20, 2007, replacing the 1997 Stock Option Plan. There were 14,000 options to purchase Shares outstanding as of December 31, 2007 under the 2007 Stock Option Plan. The material terms of both the 1997 Stock Option Plan and the 2007 Stock Option Plan are outlined below.

Material Terms of the Stock Option Plans

The material terms of both the 1997 Stock Option Plan and the 2007 Stock Option Plan (collectively, the “Plans”) are substantially similar and are therefore discussed together. Options granted under the Plans may have been either “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code, or “Non-qualified Stock Options.” The option exercise price for ISOs and Non-qualified Stock Options granted to employees may be determined by the Stock Option Committee at the time of the grant, but could not be less than 100% of the fair market value of the Shares on the date of the grant. The exercise price for options granted to non-employee directors and non-employee officers was the fair market value of the Shares on the date of the grant. No option will be exercisable after the expiration of ten years from the date of the grant. However, if an ISO was granted to a participant owning more than 10% of BKFC’s outstanding Shares at the time the ISO is granted, the exercise price of the ISO could not be less than 110% of the fair market value of the Shares on the date of the grant and the ISO shall not be exercisable after the expiration of five years from the date of the grant.

An option may not be transferred or assigned other than by will or in accordance with the laws of descent and distribution. If a participant is “terminated for cause,” as defined in the Plans, any option which has not been exercised shall terminate as of the date of such termination for cause.

BKFC received no monetary consideration for the granting of options under the Plans. Upon the exercise of options, BKFC will receive payment in cash or, if acceptable to the Stock Option Committee, Shares of BKFC or surrendered outstanding options. As of March 6, 2008, the market value of the Shares underlying the maximum number of options that could be awarded under the 2007 Stock Option Plan was $27,575,000, which is calculated by multiplying 1,186,000 (the maximum number of options that can be granted under the 2007 Stock Option Plan) by $23.25, the per share price of the most recent sale of shares of which management of BKFC is aware.

Outstanding Equity Awards at December 31, 2007

The following table provides information as of December 31, 2007 regarding BKFC’s option awards under the 1997 and 2007 Stock Option Plans. There were no other outstanding equity awards.

	Option Awards
Name (1)	Number of Securities Underlying Unexercised Options(#) Exercisable (2)	Number of Securities Underlying Unexercised Options(#) Unexercisable (3)	Option Exercise Price ($) (4)	Option Expiration Date (5)
Robert W. Zapp
1/15/99	6,000	—	21.17	1/15/09
1/21/00	6,000	—	31.50	1/21/10
1/19/01	6,000	—	20.50	1/19/11
1/18/02	10,000	—	19.10	1/18/12
1/17/03(6)	150	9,850	29.20	1/17/13
2/20/04(7)	950	9,050	30.05	2/20/14
1/21/05(8)	—	10,000	26.45	1/21/15
1/20/06(9)	6,000	4,000	25.00	1/20/16
1/19/07(10)	6,200	3,800	26.25	1/19/17

Martin J. Gerrety(11)
1/17/03	400	100	29.20	1/17/13
2/20/04	1,800	1,200	30.05	2/20/14
1/21/05	1,200	1,800	26.45	1/21/15
1/20/06	600	2,400	25.00	1/20/16
1/19/07	—	3,000	26.25	1/19/17

(1)	The grant date of each award is noted below the name of each named executive officer.
(2)	Shows the number of Shares underlying vested (exercisable) but not exercised stock options at the fiscal year ending December 31, 2007.
(3)	Shows the number of Shares underlying unexercised options that are unexercisable because they had not vested at the end of the fiscal year.
(4)	Shows the exercise price to be paid by the named executive officer in order to acquire the shares subject to the option.
(5)	Shows the date that each option expires, if not previously exercised. Under the 1997 Stock Option Plan, the option expiration date is accelerated for officers whose employment is terminated upon death or disability of the named executive officer.
(6)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 150 shares on 1/17/07; 3,400 shares on 1/17/08; 3,400 shares on 1/17/09 and 3,050 shares on 1/17/10.
(7)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 950 shares on 2/20/07; 330 shares on 2/20/10; 3,325 shares on 2/20/11; 3,325 shares on 2/20/12; and 2,070 shares on 2/20/05.
(8)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 1,420 shares on 1/21/13; 3,780 shares on 1/21/14; 4,800 shares on 1/1/15.
(9)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 6,000 shares on 1/20/06; 4,000 shares on 1/1/16.
(10)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 6,200 shares on 1/19/07; 3,800 shares on 1/1/17.
(11)	All of Mr. Gerrety’s option awards were granted pursuant to the 1997 Stock Option Plan and vest in five equal annual installments, beginning on the anniversary of the date of grant.

Pension Benefits

The following table presents an estimation of the present value of the benefits payable under The Bank of Kentucky, Inc. Executive Private Pension Plan in which an executive officer named in the Summary Compensation Table participates along with his applicable years of service.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Robert W. Zapp	Executive Private Pension Plan	10	312,300	—
Martin J. Gerrety	Executive Private Pension Plan	4	65,346	—

(1)	The calculation of present value of accumulated benefit assumes a discount rate of 6.50% until age 65. It further assumes that the executive officer will receive the present value of his retirement benefit at age 65 in the form of a lump sum payment in accordance with Statement of Financial Accounting Standard No. 87.

The Bank of Kentucky, Inc. Executive Private Pension Plan (the “Pension Plan”) provides a member of a select group of management or highly compensated employees with a retirement benefit. The Pension Plan is a defined benefit pension plan within the meaning of Section 414(j) of the Code. The Pension Plan currently has 13 active participants, including Messrs. Zapp and Gerrety. The Pension Plan provides participants with a plan benefit which equals up to 30% of the participant’s “final average compensation” when the Pension Plan benefit is not combined with the participant’s pension plan benefit and age 65 social security benefit. For purposes of the Pension Plan, the term “final average compensation” is defined to mean the annual “adjusted compensation” (as defined in the Pension Plan) of a participant averaged over the five consecutive plan years from the date of participation which produces the highest annual average, provided that if the participant has less than five consecutive plan years of service, final average compensation will be based on adjusted compensation for those years of service from the date of employment to the date of termination. The term “adjusted compensation” means the total compensation paid or accrued (including any accrual under the Defined Contribution Plan) to the participant for services rendered to the Bank as an employee as reflected on IRS Form W-2, increased by salary reductions under a Section 401(k) plan or Section 125 plan. However, amounts attributable, for example, to exercise of stock options, noncash remuneration, moving expenses, relocation bonuses, fringe benefits, lump sum severance payments, or any funds paid following termination or retirement from the Bank are excluded from the Pension Plan’s definition of adjusted compensation. The benefits under the Pension Plan shall be paid in the form of an immediate 15-year term annuity, provided that a participant may elect to receive the present value of the benefits in lump sum.

If a participant is terminated before death or age 65 with five “years of service” (as defined in the Pension Plan), he shall be eligible for a deferred retirement pension and the payment of a deferred pension benefit commences when the participant reaches 65 years of age. A participant meeting the eligibility requirements and not requesting an early retirement benefit under the Pension Plan shall receive deferred pension benefits in accordance with the following vested percentages:

•	50% of “accrued benefit” (as defined in the Pension Plan) with five but less than six years of service;

•	60% of accrued benefit with six but less than seven years of service;

•	70% of accrued benefit with seven but less than eight years of service;

•	80% of accrued benefit with eight but less than nine years of service;

•	90% of accrued benefit with nine but less than 10 years of service; and

•	100% of accrued benefit with 10 or more years of service.

A participant who is terminated before death or age 65 with five “years of service” shall be eligible for an early retirement pension in lieu of a deferred retirement pension under the Pension Plan if such request would be made at any time prior to his death and prior to 65 years of age.

Nonqualified Deferred Compensation

The following table shows the deferred compensation activity for the executives named in the Summary Compensation Table under the Bank of Kentucky, Inc. Executive Deferred Contribution Plan (the “Contribution Plan”). All executive nonqualified contributions to the Contribution Plan are also included in current year compensation presented in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert W. Zapp	39,000	—	4,858	—	134,761
Martin J. Gerrety	1,300	—	574	—	6,754

(1)	Executive contributions to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan include salary deferred in 2007 at the direction of the executive officer.
(2)	All earnings under the Executive Deferred Contribution Plan are not above-market and are included in the Summary Compensation Table.

BKFC offers members of a select group of management or highly compensated employees the opportunity to defer all or a portion of their annual compensation into a deferred compensation account which is deemed to be invested among such categories of investments as may be made available under the Contribution Plan, with the participant’s account being credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments. Participation in the Contribution Plan is voluntary. BKFC does not provide a matching contribution under the Contribution Plan. The Contribution Plan currently maintains 13 active participants, including Messrs. Zapp and Gerrety. Participant deferred amounts, along with all earnings, gains and losses thereon, are always 100% vested.

Distribution of vested benefits is made 60 days after the closing of the plan year in which a participant retires or is terminated based on participant elections made at any time before 30 days preceding the distribution commencement as either a lump sum payment or as a series of periodic payments not to exceed 15 years, provided that the participant can make a one-time irrevocable election to defer commencement of benefits to a specified later date. If a participant fails to elect a form of distribution prior to 30 days preceding the distribution commencement, benefits shall be paid in substantially equal installments over 15 years. In addition, distributions are made only for purposes described in 26 C.F.R. Section 1.401(k)-1(d)(2), which establishes standards deemed to satisfy the hardship condition for distribution of elective contributions for qualified cash or deferred arrangements.

DIRECTOR COMPENSATION

The following table sets forth compensation information on each of the non-employee directors of BKFC and includes their services as directors of the Bank. Directors who are also employees receive no additional compensation for their services as a director.

Name(3)	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Charles M. Berger	9,750	15,115	24,865
Rodney S. Cain	9,750	15,115	24,865
Ruth M. Seligman-Doering	9,750	15,115	24,865
R. C. Durr	3,000	9,700	12,700
Harry J. Humpert	9,750	15,115	24,865
Barry G. Kienzle	9,250	5,415	14,665
David E. Meyer	500	9,700	10,200
John E. Miracle	9,750	15,115	24,865
Mary Sue Rudicill	9,750	15,115	24,865
John P. Williams, Jr.	9,750	15,115	24,865
Herbert H. Works	9,750	15,115	24,865

(1)	Includes $500 per month from January through June and $1,000 per month from July through December, and a $750 bonus paid in December of 2007.
(2)	The amounts in Option Awards reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with Statement of Financial Accounting Standard No. 123(R) (Share-Based Payment), of stock option awards. Assumptions used in the calculation of this amount are included in Note 11 “Stock-Based Compensation” to the Company’s audited financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2008.
(3)	Charles M. Berger, Rodney S. Cain, Harry J. Humpert, Barry G. Kienzle, John E. Miracle, Mary Sue Rudicill, Ruth M. Seligman-Doering, John P. Williams, Jr. and Herbert H. Works were the non-employee directors of BKFC on December 31, 2007. Mr. Meyer resigned from the Board effective January 31, 2007 and Mr. Durr passed away on May 21, 2007.

Director Compensation. The entire Board of Directors annually reviews and decides compensation for BKFC’s non-employee directors. No fees are paid to directors who are also employees. As a starting point for its review, the entire Board uses the peer group compensation data prepared by management. BKFC seeks to establish Board compensation that is near the median for the peer group.

Each non-employee member of the Board of Directors received $9,000 for serving on the Bank Board of Directors during 2007, along with a $750 bonus in December of 2007. BKFC maintains a stock option plan (the 1997 Stock Option Plan expired on March 21, 2007, and was replaced with the 2007 Stock Option Plan) which benefits BKFC’s directors. See the description of the stock option plans contained on page 17 above. In 2007, each non-employee director was awarded options on January 19, 2007 to acquire 2,500 shares at $26.25 per share and on June 15, 2007 to acquire 1,500 shares at $25.80 per share. Mr. Durr, who passed away on May 21, 2007, only received the January award. Mr. Meyer, who resigned from the Board effective January 31, 2007, only received the January award. Mr. Kienzle, who joined the Board of Directors on February 16, 2007, only received the June award.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on its review and discussions with management, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. See “Compensation Discussion and Analysis.”

John E. Miracle

Mary Sue Rudicill

Herbert H. Works

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by BKFC to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Under this exemption, the Bank has extended loans to certain of its and BKFC’s directors and executive officers, their affiliates and members of their families. In accordance with the federal banking regulations, all such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and did not present more than the normal risk of collectibility or other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.

Neither BKFC nor the Bank has formally established policies or procedures that relate to reviewing, approving or otherwise ratifying related person transactions, other than complying with all applicable laws and regulations that pertain to related person transactions for banks.

Leases. The Bank has a lease agreement for office premises located at 1065 Burlington Pike with the Estate of Mr. Durr, R.C. Durr Company, Inc., Mr. Cain, and Mr. Cain’s sons, John S. Cain, Rodney C. Cain and David Alfred Cain, each of whom is a lessor under the lease agreement. The annual rental expense under this lease was $210,713 for the year ended December 31, 2007 and $208,012 and $194,504 for each of the years ended December 31, 2006 and 2005, respectively. The lease had an initial term of 15 years which expired in 2006 and may, at the option of the Bank, be renewed for three successive five-year periods. The Bank is currently in the first five-year renewal period.

The Bank has a lease agreement for office premises located on Kentucky Highway 18 in Boone County, Kentucky, with William R. Rudicill, the spouse of Ms. Rudicill. The annual rental expense under this lease was $12,396 for the year ended December 31, 2007 and $12,060 for each of the years ended December 31, 2006 and 2005. The lease had an initial term of 15 years expiring in 2007 and may, at the option of the Bank, be renewed for three successive five-year periods. The Bank has opted to renew this lease.

The Bank has a lease agreement for office premises located on Houston Road in Boone County, Kentucky, with Dr. Miracle, Geraldine G. Miracle, Jennifer A. Meyer, Maria A. Meyer, Leila L. Meyer, Herbert E. Works, Mark T. Wilson, Nicolette Wilson, Bryan E. Wilson and Josephina Wilson, each of whom is a lessor under the lease agreement. Geraldine Miracle is Dr. Miracle’s spouse. Jennifer Meyer, Maria Meyer and Leila Meyer are daughters-in-law of Mr. Meyer. Mr. Meyer resigned from the Board of Directors effective January 31, 2007. Herbert E. Works is the son of Mr. Works. Mark Wilson, Nicolette Wilson, Bryson Wilson and Josephina Wilson were related to Mr. Works through his former wife. The annual rental expense under this lease was $88,160 for each of the years ended December 31, 2007, 2006 and 2005. The lease has an initial term of 15 years expiring in 2009 and may, at the option of the Bank, be renewed for three successive five-year periods.

The Bank has a ground lease agreement for office premises located at 12020 Madison Pike in Nicholson, Kentucky, with Nicholson Properties LLC. Until October 17, 2007, the Estate of R. C. Durr owned 50% of Nicholson Properties LLC. The annual rental expense under this agreement is $26,400. The lease had an initial term that expired in December 2001 and was renewed for an additional term of five years in 2001, then for a second five-year term in 2006.

The Bank has a lease agreement for office premises located on U.S. 42 in Boone County, Kentucky, with Burnett Mortgage Company, LLC, of which Mr. Humpert and Mr. William E. Snyder, a former director of BKFC who resigned effective as of April 19, 2002, are members. The annual rental expense under this lease was $99,190 for the year ended December 31, 2007 and $98,445 for each of the years ended December 31, 2006 and 2005. The lease was effective in May 1998 with an initial term of 15 years and may, at the option of the Bank, be renewed for three successive five-year periods.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, BKFC’s directors and executive officers and persons holding more than ten percent of the outstanding Shares are required to report their ownership of Shares and changes in such ownership to the SEC and BKFC. Based solely on its review of the copies of such reports, BKFC believes that, for the year ended December 31, 2007, all Section 16(a) filing requirements applicable to BKFC’s officers, directors and greater than ten percent stockholders were complied with on a timely basis, except for the following: (i) Mr. Gerrety had one late report relating to one transaction regarding an acquisition of 3,000 options on January 19, 2007; (ii) Mr. Zapp had one late report relating to two transactions, including an acquisition of 3,800 options on January 19, 2007 and an acquisition of 6,200 options on January 19, 2007; (iii) Mr. Berger had one late report relating to three transactions, including an acquisition of 2,500 options on January 19, 2007, an exercise of 1,750 options on May 8, 2007 and an acquisition of 1,500 options on June 15, 2007; (iv) Dr. Miracle had one late report relating to three transactions, including an acquisition of 2,500 options on January 19, 2007, an acquisition of 1,500 options on June 15, 2007, and an exercise and disposition of 1,750 options on May 23, 2007; (v) Mr. Cain had one late report relating to four transactions, including an acquisition of 2,500 options on January 19, 2007, an exercise of 1,750 options on May 23, 2007, an acquisition of 1,500 options on June 15, 2007 and an exercise of 750 options on January 18, 2007; (vi) Ms. Seligman-Doering had one late report relating to four transactions, including an exercise of 750 options on January 18, 2007, an acquisition of 2,500 options on January 19, 2007, an exercise of 1,750 options on May 23, 2007 and an acquisition of 1,500 options on June 15, 2007; (vii) Mr. Kienzle had one late report relating to one transaction, an acquisition of 1,500 options on June 15, 2007; (viii) Mr. Williams had one late report relating to two transactions, including an acquisition of 2,500 options on January 19, 2007 and an acquisition of 1,500 options on June 15, 2007; (ix) Mr. Humpert had one late report relating to four transactions, including an exercise of 750 options on January 18, 2007, an acquisition of 2,500 options on January 19, 2007, an exercise of 1,750 options on May 18, 2007 and an acquisition of 1,500 options on June 15, 2007; (x) Ms. Rudicill had one late report relating to four transactions, including an exercise of 750 options on January 18, 2007, an acquisition of 2,500 options on January 19, 2007, an exercise of 1,750 options on May 24, 2007, and an acquisition of 1,500 options on June 15, 2007; and (xi) Mr. Works had one late report relating to four transactions, including an exercise of 750 options on January 12, 2007, an acquisition of 2,500 options on January 19, 2007, an exercise of 1,750 options on May 24, 2007, and an acquisition of 1,500 options on June 15, 2007.

PROPOSALS OF SECURITY HOLDERS

Any proposals of stockholders intended to be included in BKFC’s proxy statement and proxy card for the 2009 Annual Meeting of Stockholders (other than nominations for directors, which is explained herein at “Meetings and Committees of the Board of Directors”), should be sent to BKFC by certified mail and must be received by BKFC not later than November 30, 2008. In addition, if a stockholder intends to present a proposal at the 2009 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 16, 2009, then the proxies designated by the Board of Directors of BKFC for the 2009 Annual Meeting of Stockholders may vote in their discretion on any such proposal any Shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND

ATTENDANCE AT ANNUAL MEETINGS

The BKFC Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the BKFC Board of Directors should send any communication to the President of BKFC. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The President of BKFC will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the BKFC President has the authority to discard the communication or take appropriate legal action regarding the communication.

BKFC does not have a policy regarding Board member attendance at annual meetings of stockholders. All BKFC directors attended the 2007 Annual Meeting of Stockholders, except for Mr. Durr who did not attend due to illness.

OTHER MATTERS

Management knows of no other business that may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

A copy of BKFC’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2007, as filed with the SEC, will be furnished without charge to persons who were stockholders as of the close of business on March 7, 2008 upon written request to the President, The Bank of Kentucky Financial Corporation, 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are urged to fill in, sign and return the proxy in the enclosed self-addressed envelope.

By Order of the Board of Directors

Crestview Hills, Kentucky	Herbert H. Works, Secretary
March 28, 2008

EXHIBIT A

Proposed Amendments to Article 6 of the Articles of Incorporation

of The Bank of Kentucky Financial Corporation

Commencing at the first stockholders meeting at which Directors are elected, and thereafter, the number of Directors of the Corporation shall be not less than nine (9) nor more than fifteen (15). The number of Directors to be elected at any annual meeting shall be set by Resolution adopted by the Board of Directors within the range as set forth herein. The members of the Board of Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. ~~Except for the terms of the initial Directors which shall expire at the first stockholders’ meeting at which Directors are elected, the terms of the Directors of the Corporation shall be staggered by dividing the total number of Directors in three groups with each group containing one-third of the total, as near as may be. The terms of Directors in the first group shall expire at the first annual stockholders’ meeting after their election, the terms of the second group shall expire at the second annual stockholders’ meeting after their election, and the terms of the third group shall expire at the third annual stockholders’ meeting after their election. At each annual stockholders’ meeting held thereafter, Directors shall be chosen for a term of three (3) years to succeed those whose terms expire.~~ If at any time there are no stockholders of the Corporation, the then serving Directors of the Corporation are authorized to elect their successors. A Director may be removed prior to the expiration of the Director’s term only for cause by the stockholders at a meeting called for the purpose of removing the Director.

A-1

REVOCABLE PROXY

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

April 18, 2008

The undersigned hereby appoints Harry J. Humpert, John P. Williams, Jr., Herbert H. Works and Ruth M. Seligman-Doering, or any of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned to vote all shares of common stock of The Bank of Kentucky Financial Corporation (“BKFC”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 18, 2008, at 5:00 p.m. Eastern Daylight Savings Time, at the Hilton Hotel, 7373 Turfway Road, Florence, Kentucky 41042, and at any and all adjournments thereof (the “Meeting”), as directed on the reverse side of this card.

The Board of Directors recommends a vote “FOR” Proposal I: the election of the directors nominated, “FOR” Proposal II: the approval of an amendment to BKFC’s Articles of Incorporation to provide for the annual election of all directors, and “FOR” Proposal III: the ratification of the appointment of Crowe Chizek and Company LLC as the independent registered public accounting firm for BKFC for the current fiscal year.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED AND FOR PROPOSALS II AND III. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BKFC.

This Proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Meeting or gives written notice of revocation or submits a later-dated proxy received by BKFC before the Meeting.

(PLEASE VOTE AND SIGN ON REVERSE SIDE.)

I.	ELECTION OF DIRECTORS:

For a term expiring in 2011; however, if Proposal No. II is approved, the terms of all Directors will expire immediately prior to the election of Directors at the next annual meeting and all Directors will stand for election annually beginning thereafter.

1. Charles M. Berger 3. John E. Miracle	2. Barry G. Kienzle 4. Mary Sue Rudicill	FOR all nominees listed to the left (except as specified below)	WITHHOLD AUTHORITY to vote for all nominees listed to the left

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) on the line provided to the right.)

II.	The approval of an amendment to the Articles of Incorporation to provide for the annual election of all directors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

III.	The ratification of the appointment of Crowe Chizek and Company LLC as the independent registered public accounting firm for BKFC for the year ended December 31, 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

Check appropriate box                             Date                                     , 2008         NO. OF SHARES

Indicate changes below:

Address Change?        ☐            Name Change?         ☐

Signature(s) in Box

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder’s signature is required.